Exhibit 99.2

News Release

Cenveo Corporation Extends
Exchange Offer Deadline for 11½% Senior Notes Due 2017

STAMFORD, CT – (June 8, 2012) — Cenveo, Inc. (NYSE: CVO) today announced that its wholly-owned subsidiary Cenveo Corporation extended the deadline with respect to Cenveo Corporation’s offer to exchange up to $225,000,000 of Cenveo Corporation’s 11½% Senior Notes due 2017 (the “Existing Notes”) for a like principal amount in new notes (the “Exchange Notes”) registered under the Securities Act of 1933, as amended.  The exchange offer deadline, which was 5:00 p.m., New York City time, on June 8, 2012, will be extended to 5:00 p.m., New York City time, on June 15, 2012, unless further extended.

All other material terms of the exchange offer remain unchanged.  Holders who have already properly tendered their Existing Notes do not need to retender.

Requests for assistance regarding the exchange offer or requests for copies of the exchange offer materials should be directed to U.S. Bank National Association, the exchange agent for the exchange offer, at (800) 934-6802.

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Cenveo (NYSE: CVO), headquartered in Stamford, Connecticut, is a leading global provider of print and related resources, offering world-class solutions in the areas of custom labels, specialty packaging, envelopes, commercial print, content management and publisher solutions. The company provides a one-stop offering through services ranging from design and content management to fulfillment and distribution. With approximately 8,400 employees worldwide, we pride ourselves on delivering quality solutions and service every day for our more than 100,000 customers. For more information please visit us at www.cenveo.com.
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Statements made in this release, other than those concerning historical financial information, may be considered “forward-looking statements,” which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. In view of such uncertainties, investors should not place undue reliance on our forward-looking statements. Such statements speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results to differ materially from management’s expectations include, without limitation: (i) the recent United States and global economic conditions, which have adversely affected us and could continue to do so; (ii) our substantial level of indebtedness, which could impair our financial condition and prevent us from fulfilling our business obligations; (iii) our ability to service or refinance our debt; (iv) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (v) additional borrowings that are available to us could further exacerbate our risk exposure from debt; (vi) our ability to successfully integrate acquired businesses into our business; (vii) a decline of our consolidated profitability or profitability within one of our individual reporting units could result in the impairment of our assets, including goodwill, other long-lived assets and deferred tax assets; (viii) intense competition and fragmentation in our industry; (ix) the general absence of long-term customer agreements in our industry, subjecting our business to quarterly and cyclical fluctuations; (x) factors affecting the United States postal services impacting demand for our products; (xi) the availability of the internet and other electronic media may adversely affect our business; (xii) increases in paper costs and decreases in the availability of raw materials; (xiii) our labor relations; (xiv) our compliance with environmental laws; (xv) our dependence on key management personnel; (xvi) our dependence upon information technology systems; (xvii) our international operations and the risks associated with operating outside of the United States, and (xviii) the absence of assurances that events will not occur that would interfere with the consummation of the transactions above or the availability of cash to consummate the refinancing of outstanding indebtedness. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business. Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at www.cenveo.com.

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.